EXHIBIT 99.1
October 27, 2010

EAGLE ROCK ANNOUNCES THIRD-QUARTER 2010 CASH DISTRIBUTION, EARNINGS RELEASE DATE AND CONFERENCE CALL SCHEDULE, AND ISSUES REMINDER REGARDING SECOND WARRANT EXERCISE DATE

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (“Eagle Rock” or the “Partnership”) today declared a cash distribution of $0.025 per common unit for the quarter ended September 30, 2010.  The distribution will be paid on Friday, November 12, 2010 to all common unitholders of record as of the close of business on Monday, November 8, 2010.  The approved distribution is unchanged from the second quarter 2010 distribution level.

Third Quarter Earnings Release Date and Conference Call Information

The Partnership also announced today it will report third-quarter 2010 financial and operating results after market close on Wednesday, November 3, 2010.  The third-quarter 2010 earnings conference call will be held at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, November 4, 2010.

Interested parties may listen to the earnings conference call live over the Internet or via telephone. To listen live over the Internet, participants are advised to log on to the Partnership's web site at www.eaglerockenergy.com.  To participate by telephone, the call in number is 888-713-4218, confirmation code 19032400.  Participants are advised to dial into the call at least 15 minutes prior to the call to register. Participants may pre-register for the call by using the following link:  https://www.theconferencingservice.com/prereg/key.process?key=PNDQ3L6WW.  Interested parties can also view important information about the Partnership’s conference call by following this link.  Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call and will facilitate the timely start of the call.  Pre-registration only takes a few moments and you may pre-register at any time, including up to and after the call start. An audio replay of the conference call will also be available for thirty days by dialing 888-286-8010, confirmation code 65813486.  In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.

Reminder Regarding Second Warrant Exercise Date

Eagle Rock today issued a reminder that the second exercise date for its outstanding warrants is November 15, 2010.  A total of 21,557,164 warrants were issued in conjunction with the Eagle Rock rights offering which expired on June 30, 2010.  The warrants have been trading on the NASDAQ Global Select Market since July 9, 2010 under the symbol “EROCW.”

Each warrant entitles the holder to purchase one Eagle Rock common unit for $6.00 on certain specified days (March 15, May 15, August 15 and November 15, or on the first business day following such date if it is not a business day) through the expiration date of May 15, 2012.  The method for exercising the warrants is set forth in the prospectus supplement the Partnership filed with the Securities and Exchange Commission on May 27, 2010.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About the Partnership

The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; b) upstream, which includes acquiring, exploiting, developing, and producing hydrocarbons in oil and natural gas properties. Its corporate office is located in Houston, Texas.

Contacts:
Eagle Rock Energy Partners, L.P.
Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Senior Financial Analyst

This news release may include “forward-looking statements.”  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include risks related to volatility of commodity prices; market demand for natural gas and natural gas liquids; the effectiveness of the Partnership’s hedging activities; the Partnership’s ability to retain key customers; the Partnership’s ability to continue to obtain new sources of natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership’s ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date.  For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2009, and the Partnership’s Forms 10-Q, filed with the SEC for subsequent quarters, as well as any other public filings and press releases.

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